October 4, 2019

U.S. Auto Parts Announces Appointment of Jim Barnes to its Board of Directors

CARSON, Calif., October 4, 2019 /PRNewswire/ -- U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, today announced the appointment of Jim Barnes to its Board of Directors.

Mr. Barnes currently serves as the CEO of enVista, LLC, a supply chain and unified commerce consulting firm, where he has served since he co-founded enVista in 2002. Prior to founding enVista, he was the Executive Vice President and co-founder of Q4 Logistics. He has spent the last 25 years deploying supply chain and enterprise solutions and synchronizing material and information flow for Fortune 500 brands and retail companies.

Mr. Barnes holds a B.S. degree in Mechanical Engineering Technology from Purdue University. “We are extremely pleased to have Jim join us,” said Lev Peker, the Company’s CEO.  “Jim’s extensive logistics and operational expertise positions him well to make valuable contributions to U.S. Auto Parts and our Board of Directors.”

Mr. Barnes commented: "U.S. Auto Parts is well positioned to grow its business providing affordable aftermarket auto parts to consumers all over the U.S. I look forward to helping fuel that growth and collaborating with the rest of the board and management team."

About U.S. Auto Parts

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company's network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts' flagship websites include www.autopartswarehouse.com,  www.carparts.com,  and www.jcwhitney.com,  as well as the Company's corporate website at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management's current expectations, estimates and projections about the Company's business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as "anticipates," "could," "expects," "intends," "plans," "potential," "believes," "predicts," "projects," "seeks," "estimates," "may," "will," "would," "will likely continue" and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company's expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company's products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company's product costs, the operating restrictions in our credit agreement, the weather, and any other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC's website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

949‑574‑3860

PRTS@gatewayir.com